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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ANIXTER INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

ANIXTER INTERNATIONAL INC.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2005

To the Stockholders of Anixter International Inc.:

      The Annual Meeting of Stockholders of Anixter International Inc. will be held at 2301 Patriot Boulevard, Glenview, Illinois 60026 on Thursday, May 19, 2005, at 9:00 a.m., for the purpose of:

(1)	electing 10 Directors;

(2)	ratifying the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year 2005; and

(3)	transacting such other business as may properly be brought before the meeting or any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on March 31, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof. A complete list of the stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the offices of Anixter International Inc., 2301 Patriot Boulevard, Glenview, Illinois 60026, and will also be available at the meeting.

      A copy of Anixter International Inc.’s Annual Report to Stockholders for the fiscal year ended December 31, 2004 is being mailed to all registered holders. Only one annual report and proxy statement is being delivered to consenting multiple stockholders sharing an address unless Anixter International Inc. has received contrary instructions from one or more of the holders. Stockholders at a shared address who are receiving a single copy of the annual report and proxy statement and who wish to receive separate copies now and/or in the future should make a request in writing to the Corporate Secretary at Anixter International Inc., 2301 Patriot Boulevard, Glenview, Illinois 60026 or by phone at 224-521-8000. Additional copies of the annual report and proxy statement may be obtained without charge by writing to the Corporate Secretary or from the Company’s website at http://www.anixter.com/AXECOM/US.NSF/InvestorRelations/Overview. Stockholders at a shared address who are receiving multiple copies of those documents and who wish to receive a single copy should direct their request to the bank or brokerage firm which holds their shares.

By Order of the Board of Directors

JOHN A. DUL, Secretary

Glenview, Illinois

April 7, 2005

All Stockholders are invited to attend the meeting in person. Whether or not you expect to attend, please date, sign and complete the enclosed proxy and mail it promptly in the postage prepaid envelope provided.

ANNUAL MEETING OF STOCKHOLDERS
VOTING
ELECTION OF DIRECTORS
BOARD AND COMMITTEE MEETINGS
EXECUTIVE COMPENSATION
COMPENSATION OF DIRECTORS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF AUDIT COMMITTEE
PERFORMANCE GRAPH
SECURITY OWNERSHIP OF MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
INDEPENDENT AUDITORS AND THEIR FEES
Audit Fees
Audit-Related Fees
Tax Fees
All Other Fees
Pre-Approval Policies and Procedures
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER PROPOSALS
CONCLUSION

PROXY STATEMENT

For

ANNUAL MEETING OF STOCKHOLDERS
OF ANIXTER INTERNATIONAL INC.

To Be Held May 19, 2005

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Anixter International Inc., a Delaware corporation (the “Company,” which as used herein shall mean together with or without its subsidiaries, as the context may require). The Company’s corporate headquarters are located at 2301 Patriot Boulevard, Glenview, Illinois 60026 (telephone 224-521-8000). The Proxy Statement and form of proxy were first mailed to stockholders on or about April 7, 2005. Proxies solicited by the Board of Directors of the Company are to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 19, 2005, at 9:00 a.m., at 2301 Patriot Boulevard, Glenview, Illinois 60026, or any adjournment(s) thereof.

      This solicitation is being made by mail, although directors, officers and regular employees of the Company may solicit proxies from stockholders personally or by telephone, telegram or letter. The costs of this solicitation will be borne by the Company. The Company may request brokerage houses, nominees or fiduciaries and other custodians to solicit their principals or customers for their proxies, and may reimburse them for their reasonable expenses in so doing. In addition, the Company has retained Morrow & Co. to assist in the solicitation for a fee of $6,000 plus expenses.

VOTING

      Shares of Common Stock, $1.00 par value, of the Company (“Common Stock”) represented by proxies in the accompanying form which are properly executed and returned to the Company (and which are not effectively revoked) will be voted at the meeting in accordance with the stockholders’ instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted IN FAVOR OF the election as directors of the nominees listed herein and the other proposals.

      Each stockholder has the power to revoke his or her proxy at any time before it is voted by (i) delivering to the Company prior to or at the meeting written notice of revocation or a later dated proxy or (ii) attending the meeting and voting his or her shares in person.

      The Board of Directors has fixed the close of business on March 31, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

      As of March 31, 2005, 37,692,608 shares of Common Stock were outstanding. Each holder is entitled to one vote per share.

      A majority of the outstanding shares of Common Stock will constitute a quorum for purposes of the meeting. If a quorum is present, in person or by proxy, the election of directors will be determined by a plurality of the votes. Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting, but neither will be counted as votes cast. A broker “non-vote” occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have discretionary voting authority to do so and has not received instructions as to how to vote on a particular proposal. Brokers have discretionary authority to vote on the election of directors.

      Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants requires the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. An abstention will have the effect of a vote against the ratification since it is one fewer vote for approval, but a broker non-vote will have no effect.

PROPOSAL 1:

ELECTION OF DIRECTORS

      In the absence of contrary instructions, the proxies received will be voted for the election as directors of the nominees listed below to hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Although the Board of Directors does not contemplate that any nominee will decline or be unable to serve as a director, in either such event the proxies will be voted for another person selected by the Board of Directors upon recommendation of the Nominating and Governance Committee, unless the Nominating and Governance Committee acts to reduce the size of the Board in accordance with the provisions of the Company’s by-laws. The current number of directors has been set by the Nominating and Governance Committee at ten.

      The following table sets forth the name and age as of March 20, 2005 of each director or nominee for director of the Company, the year each director was first elected, his or her position with the Company, his or her principal occupation(s) during the last five years, any other directorships held by such person in companies which have a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or directorships of issuers registered as investment companies under the Investment Company Act of 1940, and family relationships between directors and other directors or executive officers. The term of office of each director will extend until the holding of the next annual meeting of stockholders or until his or her successor is elected and qualified.

Present Principal Occupation or
Employment; Material Positions Held
Name and Age	During Past Five Years

Lord James Blyth, 64
Director of the Company since 1995; Chairman since 2000 of Diageo plc, a beverage company; Chairman from 1998 to 2000, Deputy Chairman from 1994 to 1998 and Chief Executive Officer from 1987 to 1998 of The Boots Company, involved in retailing, manufacturing and property.

Robert L. Crandall, 69
Director of the Company since 1999; Chairman of the Board of Directors and Chief Executive Officer from 1985 to 1998 of AMR Corporation, an air transportation and diversified services company; Director of Celestica Inc., Halliburton Company and i2 Technologies, Inc.

Robert W. Grubbs Jr., 48	Director since 1997, and President and Chief Executive Officer since 1998 of the Company; President and Chief Executive Officer of Anixter Inc., a subsidiary of the Company, since 1994.
F. Philip Handy, 60
Director of the Company since 1986; a private investor; Chief Executive Officer since 2001 of Strategic Industries, LLC, a diversified global manufacturing enterprise; Managing Director of EGI Corporate Investments, a diversified management and investment business, from 1997 to 1999; Director of Rewards Network Inc. and WCI Communities, Inc.

Melvyn N. Klein, 63	Director of the Company since 1985; President of JAKK Holding Corp., a General Partner of the investment partnership GKH Partners, L.P., since 1987; Attorney and counselor-at-law since 1968.
George Muñoz, 53
Director of Company since 2004; President since 2001 of Muñoz Investment Banking Group, LLC, and partner with the law firm of Tobin, Petkus & Muñoz since 2003; President and CEO of Overseas Private Investment Corporation from 1997 to 2001; Director of Marriott International, Inc., Altria Group, Inc., and Archipelago Holdings, Inc.

Stuart M. Sloan, 61
Director of the Company since 1994; a Principal since 1984 of Sloan Capital Companies, a private investment company; Chairman of the Board of Directors from 1986 to 1998 and Chief Executive Officer from 1991 to 1996 of Quality Food Centers, Inc., a supermarket chain; Director of Rite Aid Corp.

Present Principal Occupation or
Employment; Material Positions Held
Name and Age	During Past Five Years

Thomas C. Theobald, 67
Director of the Company since 1995; Senior Advisor of Chicago Growth Partners since 2004; Managing Director of William Blair Capital Partners, L.L.C. from 1994 to 2004; Chairman and Chief Executive Officer from 1987 to 1994 of Continental Bank Corporation; Chairman of Columbia Mutual Funds; Director of Jones Lang LaSalle Inc., Ventas Inc. and AMBAC Financial Group.

Matthew Zell, 38
Director of the Company since 2001; Managing Director since 2001 of Equity Group Investments, L.L.C., a private investment firm; President from 1990 to 2001 of Prometheus Technologies, Inc. and its predecessor, an information technology consulting firm. Mr. Zell is the son of Samuel Zell.

Samuel Zell, 63
Director since 1984, and Chairman of the Board of Directors since 1985 of the Company. Chairman of Equity Group Investments, L.L.C., a private investment company, since 1999; a trustee and Chairman of the Board of Trustees of Equity Office Properties Trust, an equity real estate investment trust primarily focused on office buildings, since October 1996, its Chief Executive Officer from April 2002 to April 2003, and its President from April 2002 until November 2002. For more than the past five years, Mr. Zell has been Chairman of the Board of Equity Lifestyle Properties, Inc. (previously known as Manufactured Home Communities, Inc.), an equity real estate investment trust primarily engaged in the ownership and operation of manufactured home resort communities; Chairman of the Board of Trustees of Equity Residential, an equity real estate investment trust that owns and operates multi-family residential properties; and Chairman of the Board of Capital Trust, Inc., a specialized finance company. Mr. Zell has been the Chairman of the Board of Rewards Network, Inc. (previously known as iDine Rewards Network, Inc.), an administrator of loyalty-based consumer rewards programs, since 2002. Mr. Zell is the father of Matthew Zell.

WE RECOMMEND THAT YOU VOTE FOR THE ELECTION OF EACH OF THESE

NOMINEES TO THE BOARD OF DIRECTORS

PROPOSAL 2:     RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP

      The Audit Committee has re-appointed Ernst & Young LLP to serve as independent auditors. Although the Company’s governing documents do not require the submission of the selection of independent auditors to the stockholders for approval, the Board considers it desirable that the appointment of Ernst & Young LLP be ratified by the stockholders. For further information regarding Ernst & Young LLP, please reference the Report of Audit Committee and Independent Auditors and Their Fees.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP

AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL 2005

BOARD AND COMMITTEE MEETINGS

      The Audit Committee currently consists of Messrs. Klein (Chair), Crandall, Muñoz and Sloan, each of whom are “independent” as defined in Sections 303.01(B)(2)(a) and (3) of the listing standards of the New York Stock Exchange. Mr. Crandall has been designated as the “audit committee financial expert,” as defined by the Securities and Exchange Commission. The Board has determined that Mr. Crandall’s service on the audit committees of three other public companies does not impair his ability to effectively serve on the Company’s Audit Committee. Pursuant to its written charter, the Audit Committee provides a general review of the Company’s accounting and auditing procedures, selects its independent auditors, meets with the

Company’s independent auditors to review their recommendations, and reviews related party transactions. The Audit Committee held eight meetings in 2004.

      The Compensation Committee, currently consisting of Mr. Handy (Chair), Lord Blyth, Messrs. Crandall, Klein, Muñoz, Sloan, Theobald and Ms. Wilderotter, each of whom meet the independence requirements of the New York Stock Exchange, exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation, benefit plans and stock grants. The Compensation Committee held four meetings in 2004.

      The Executive Committee, currently consisting of Samuel Zell (Chair), Mr. Klein and Ms. Wilderotter, exercises the full powers of the Board of Directors to the extent permitted by law in the intervals between Board meetings. The Executive Committee did not meet in 2004.

      The Nominating and Governance Committee, currently consisting of Mr. Crandall (Chair), Lord Blyth, Messrs. Handy, Klein, Muñoz, Sloan, Theobald and Ms. Wilderotter, each of whom meet the independence requirements of the New York Stock Exchange, identifies and recommends director nominees, advises the Board of Directors on corporate governance issues and Board organization, and assesses Board performance. The Nominating & Governance Committee will consider candidates submitted by shareholders on the same basis as other candidates. Shareholders desiring to recommend a candidate for nomination at an annual stockholder’s meeting must notify the Company’s Secretary no later than 120 days prior to the first anniversary of the date of the most recent annual meeting proxy statement. Communications should be sent to: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60026. Communications must set forth: the name, age, business address and residence address, e-mail address and telephone number of the proposed nominee; the principal occupation or employment of the proposed nominee; the name and record address of the shareholder who is submitting the notice; and a description of all arrangements or understandings between the shareholder who is submitting the recommendation and the proposed nominee. The Nominating and Governance Committee held four meetings in 2004.

      The Board of Directors held seven meetings in 2004. Each of the directors attended 75 percent or more of the total of all meetings held by the Board and the committees on which the director served.

      The Board determines the independence of its directors by requiring each of them to complete and return a questionnaire which solicits information relevant to a determination of independence under applicable rules and listing standards, as well as any other direct or indirect relationship that the director may have with the Company. Independence is determined by the Board after presentation and discussion of questionnaire responses. Based on this procedure, the following directors were found to be independent: Lord Blyth, Robert Crandall, F. Philip Handy, Melvyn Klein, George Muñoz, Stuart Sloan, Thomas Theobald and Maggie Wilderotter.

CORPORATE GOVERNANCE

Executive Sessions and Communication with the Board of Directors and Non-Management Directors

      The Chairman of the Board of Directors presides over executive sessions of the Board. If he is not present, the presiding director for the meeting is selected by the non-management directors present.

      Shareholders and other parties interested in communicating directly with the Board of Directors, individual directors, the presiding director or the non-management Directors may do so by directing such communications to the Company’s Secretary at: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60026 and should prominently indicate on the outside of the envelope that it is intended for the board of directors, individual directors, the presiding director, or for non-management directors. Each communication intended for members of the Board of Directors and received by the Secretary will be reviewed by the Secretary. Communications related to the operation of the Company which are not sales solicitations or of a similar commercial nature will be forwarded to the specified party or parties.

Governance Guidelines and Charters

      The operation of the Board of Directors is governed by the Company’s by-laws and Corporate Governance Guidelines. The operations of the Audit Committee, the Compensation Committee and the Nominating & Governance Committee are governed by the charters for each committee. The Corporate Governance Guidelines and the committee charters can be viewed on the Company’s website at: http://www.anixter.com/ AXECOM/ US.NSF/ InvestorRelations/ CorporateGovernance. Copies of these documents can be obtained by writing the Company’s Secretary at: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60026.

Code of Ethics

      The Company has a longstanding Business Ethics and Conduct Policy which is applicable to all employees, directors and officers, including the principal executive officer, the principal financial officer and the principal accounting officer. The Company’s Business Ethics & Conduct Policy can be viewed on the
Company’s website at: http://www.anixter.com/ AXECOM/ US.NSF/ InvestorRelations/CorporateGovernance.
Copies of this document can be obtained by writing to the Company’s Secretary at: Secretary, Anixter International Inc., 2301 Patriot Boulevard, Glenview, IL 60026.

EXECUTIVE COMPENSATION

      The following tables set forth information about the compensation of the chief executive officer and the four other most highly compensated executive officers of the Company.

Summary Compensation Table

					Long Term
					Compensation Awards

	Annual Compensation				Securities	Securities
				Other Annual	Underlying	Underlying	All Other
Name &		Salary	Bonus	Compensation(1)	Stock Units(2)	Options	Compensation(3)
Principal Position	Year	($)	($)	($)	($)	(#)	($)

Robert W. Grubbs	2004	690,000	975,000	22,874 (4)	1,220,000		3,075
President & Chief	2003	650,000	356,930	—	976,000	—	3,000
Executive Officer	2002	580,000	299,400	—	—	200,000	2,750
Dennis J. Letham	2004	357,500	510,900	14,908 (4)	610,000		3,075
Senior Vice President—	2003	340,000	198,340	—	439,200	—	3,000
Finance and Chief	2002	325,000	153,750	—	—	75,000	2,750
Financial Officer
John A. Dul	2004	210,000	118,200	604	137,250		3,075
Vice President—	2003	200,000	48,500	—	97,600	—	3,000
General Counsel	2002	180,000	44,300	—	—	8,000	2,750
and Secretary
Terrance A. Faber	2004	194,000	114,000	207	122,000		3,075
Vice President—	2003	187,000	51,000	—	85,400	—	3,000
Controller	2002	183,365	39,175	—	—	8,000	2,750
Rodney A. Shoemaker	2004	173,500	91,000	513	91,500		3,257
Vice President—	2003	167,000	47,000	—	73,200	—	2,946
Treasurer	2002	160,000	31,760	—	—	8,000	2,520

(1)	Represents above-market earnings on deferred compensation.

(2)	Value of restricted stock units on the date granted. Stock units vest annually in thirds beginning on the second anniversary of the grant. Holders of stock units are entitled to receive any distributions on the stock of the Company or an equitable adjustment to the number of stock units based on such distribution. At December 31, 2004, the aggregate values of restricted stock and restricted stock units granted to Messrs. Grubbs, Letham, Dul, Faber and Shoemaker were respectively, $3,396,484, $1,673,823, $305,915, $269,925 and $215,940.

(3)	Contributions to employee savings plan.

(4)	In additional to above-market earnings on deferred compensation, also includes $9,139 and $5,420 for Messrs. Grubbs and Letham, respectively, paid for the additional tax impact of the 2004 dividend on unvested shares under equity compensation plans.

Aggregated Option Exercises in Last Fiscal Year,

and Fiscal Year-End Option Value

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
			at FY-End(#)		at FY-End($)
	Shares	Value
	Acquired on	Realized	Exercisable/		Exercisable/
Name	Exercise(#)	($)	Unexercisable		Unexercisable

Robert W. Grubbs	15,000	261,718	990,615/	184,275	16,896,068/	2,122,322
Dennis J. Letham	21,500	375,096	378,639/	63,181	6,536,512/	724,712
John A. Dul	10,000	126,375	24,482/	5,529	420,285/	62,678
Terrance A. Faber	0	0	7,739/	5,529	89,331/	62,678
Rodney A. Shoemaker	0	0	17,638/	5,529	272,028/	62,678

Pension Plan Table

Annual
Remuneration	Years of Service
on which Benefits
are Based	5 Years	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

200,000	11,000	23,000	34,000	46,000	57,000	69,000	69,000
300,000	18,000	36,000	54,000	72,000	90,000	108,000	108,000
400,000	24,000	49,000	73,000	98,000	122,000	147,000	147,000
500,000	31,000	62,000	93,000	124,000	155,000	186,000	186,000
600,000	37,000	75,000	112,000	150,000	187,000	225,000	225,000
700,000	44,000	88,000	132,000	176,000	220,000	264,000	264,000
800,000	50,000	101,000	151,000	202,000	252,000	303,000	303,000
900,000	57,000	114,000	171,000	228,000	285,000	342,000	342,000
1,000,000	63,000	127,000	190,000	254,000	317,000	381,000	381,000
1,250,000	80,000	159,000	239,000	319,000	399,000	478,000	478,000
1,500,000	96,000	192,000	288,000	384,000	480,000	576,000	576,000
1,750,000	112,000	224,000	337,000	449,000	561,000	673,000	673,000
2,000,000	128,000	257,000	385,000	514,000	642,000	771,000	771,000
2,250,000	145,000	289,000	434,000	579,000	724,000	868,000	868,000

      Above amounts are annual straight life annuity amounts payable upon retirement at age 65 under the Anixter Inc. funded and unfunded defined benefit plans (the “Plans”) for Messrs. Grubbs, Letham, Dul, Faber and Shoemaker, who have 27, 12, 16, 5 and 19 years of service, respectively. The annual compensation on which benefits are based includes salary and bonus paid to the employee in a year (for instance, 2004 compensation includes salary shown in the Summary Compensation Table for 2004 and bonus shown in the Summary Compensation Table for 2003). Benefits under the Plans are not subject to any deductions for social security or other offset amounts.

      Effective as of August 4, 2004, Mr. Grubbs and Mr. Letham participate in the Anixter Inc. Supplemental Executive Retirement Plan (the “SERP”). The SERP benefits are offset by the pension benefits described above. Under the SERP, Mr. Grubbs is eligible to receive a monthly normal retirement benefit at age 65 equal to 50% of his final average pay, offset by the retirement benefits payable to him under the Plans. Mr. Grubbs can elect to commence receiving his benefits as early as age 54, in which case his SERP benefit will be actuarially reduced (using the factors set forth in the qualified defined benefit plan), subject to a minimum annual benefit of $550,000. Under the SERP, Mr. Letham is eligible to receive a monthly normal retirement benefit at age 65 equal to 50% of his final average pay, offset by the retirement benefits payable to him under the Plans. Mr. Letham can elect to commence receiving his benefits earlier, in which case his retirement benefit will be actuarially reduced (using the factors set forth in the qualified defined benefit plan). In each case, “final average pay” means the highest average monthly salary and regular bonus paid during a 60-

consecutive month period occurring in the 120-month period prior to termination of employment. The estimated annual benefits payable to Mr. Grubbs at age 54 is $550,000 and to Mr. Letham at age 65, based on the current final average pay, is approximately $299,040.

COMPENSATION OF DIRECTORS

      In 2004, the Company paid its non-employee directors (except the Chairman of the Board) annual retainers of $90,000 payable in stock units which will convert to Common Stock at the pre-arranged time selected by each director, $2,500 for each Board, Compensation Committee and Nominating and Governance Committee meeting attended, and a $5,000 annual retainer for the chair of each of these committees. Audit Committee members received $3,500 for each meeting attended, and the chair received an annual retainer of $10,000.

      The Chairman of the Board received an annual retainer of $200,000 payable in stock units as described above, and did not receive meeting fees.

      Directors are reimbursed for any expenses they incur in attending meetings.

EMPLOYMENT CONTRACTS AND TERMINATION OF

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

      Messrs. Grubbs and Letham are each employed pursuant to contracts with the Company that provide certain benefits following a change of control of the Company. A change of control under each contract will occur if any third person (other than Samuel Zell and his affiliates) acquires at least 25% of the common stock of the Company or substantially all the assets of the Company, or the majority of the directors of the Company is comprised of individuals who are not nominated by the Board of Directors of the Company.

      Each contract is terminable on six months’ notice by either party, or earlier if there is good cause for termination of employment. Good cause for termination by the executive includes relocation without his consent, a significant reduction of salary, regular bonus opportunity and other benefits, no longer holding his current position, or any other significant reduction of responsibilities. Good cause for termination by the Company includes the executive’s material insubordination, fiduciary breach or dishonest act. If employment is terminated by the executive for good cause or by the Company without good cause within four years after a change of control, the executive is entitled to certain benefits. These benefits include (i) payment of a pro rata portion of his bonus for that year and a percentage of his salary for the next two years (180% for Mr. Grubbs and 181.36% for Mr. Letham), (ii) all his options to purchase stock will vest and be exercisable for the lesser of two years or their remaining life, (iii) his medical and life insurance coverage will continue during the two-year period, and (iv) he will be provided a payment to cover any golden parachute federal excise tax and related federal and state income tax liability on such payments. The executive is required to delay his termination for a specified period if the good cause is based on a change of position or reduction in responsibilities following a change of control.

      The executive’s stock options will vest if on or following the change of control he does not continue in his current position. If, in connection with a change of control, at least 25% of the common stock is being exchanged for any consideration other than publicly traded common stock, the executive’s stock options will become vested and exercisable to the extent necessary to enable the executive to participate in such exchange.

      Each contract contains restrictive covenants that remain in effect until the later of the end of the two-year severance period or two years from the change of control. The restrictive covenants prohibit the executive from participating in (i) the solicitation of any Company employees with an annual salary of more than $60,000 and employed during the 60-day period prior to the executive’s termination of employment; and (ii) the sale of competing products to customers of the Company if aggregate monthly revenues from sales of those products exceed $200,000.

COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

      Robert Crandall, Stuart Sloan, Lord James Blyth, F. Philip Handy, Thomas Theobald and Maggie Wilderotter were members of the Compensation Committee of the Board of Directors in 2004.

      During the year ended December 31, 2004, no person who is or was formerly an officer or employee of the Company or any of its subsidiaries served as (i) a member of the Compensation Committee; (ii) a member of the compensation committee (or other board committee or full board performing equivalent functions) of another entity, one of whose executive officers served on the Board of Directors of the Company; or (iii) a director of another entity, one of whose executive officers served on the Board of Directors of the Company.

      Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report on Executive Compensation, the Audit Committee Report and the Performance Graph presented below shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

      The Compensation Committee oversees the compensation program for the Company’s executive officers, including the executives named in the Summary Compensation Table, in accordance with the Company’s Compensation Committee Charter (a copy of which is available on the Company’s website at http://www.anixter.com/AXECOM/US.NSF/InvestorRelations/CorporateGovernance.)

      Under the compensation policy, the Compensation Committee sets base salaries, annual bonuses and long-term incentive opportunities at or above the median of the range paid by other companies to executives holding comparable positions. Once an executive’s performance is established at a level the Compensation Committee believes is at or above expectations, individual compensation could be consistently above the median. The Compensation Committee selects companies to comprise the comparison group which it believes are representative of the types of companies with which the Company competes for executives. The companies in the comparison group are of various sizes and in several industries and have no correlation to the companies included in the peer group used in the “Performance Graph.”

      Base Salary. Each year, the Compensation Committee establishes the base salary of each of the executive officers within the applicable range based on the prior performance and seniority of the executive officer. The base salaries paid in 2004 to each of the executive officers were within the prescribed ranges. Mr. Grubbs was paid $690,000 base salary in 2004, which represents a 6.2% increase from his 2003 salary.

      Annual Incentive Compensation. The Company’s executive officers are eligible to participate in the Company’s Management Incentive Plan. The target incentive opportunities for the executive officers who were selected to participate in the Management Incentive Plan in 2004 (other than Mr. Grubbs) were set by the Compensation Committee at the beginning of the year at 39% to 101% of base salary. Seventy to 75% of this opportunity was based on the financial results of the Company and the remainder was based on the achievement of specified qualitative goals. The components of the financial results were operating earnings and return on tangible capital, with the weighting dependent upon the executive officer’s responsibilities. Incentive awards for 2004 for these executive officers ranged from 137% to 152% of target incentive opportunities because the Company’s financial goals, and the qualitative goals in the aggregate of each executive officer, were exceeded.

      Mr. Grubbs’ incentive target opportunity for 2004 was set by the Compensation Committee at 105% of his salary in effect at the beginning of 2004, with 38% of this opportunity determined by the operating earnings of the Company, 37% of this opportunity determined by the Company’s return on tangible capital, and 25% of this opportunity determined by the achievement of qualitative goals, with no weighting among these goals. Mr. Grubbs was awarded a regular incentive bonus for 2004 of $975,000, which represents 143% of his incentive target opportunity because the Company’s financial goals, and Mr. Grubbs’ qualitative goals in the aggregate, were exceeded.

      Incentive compensation for 2005 will be determined in accordance with the Management Incentive Plan approved by shareholders in 2004. For each year, the Compensation Committee establishes an award pool equal to 3% of the Company’s operating income before extraordinary and nonrecurring items reported on the Company’s consolidated statements of operations for the plan year. The total amount of all awards for any year may not exceed the amount in the award pool for that year, and the maximum award for any participant in a given year may not exceed 50% of the applicable award pool. The Compensation Committee may, in its discretion, decrease the size of the award pool or the maximum award for any participant.

      Equity-Based Awards. In 2004, the Compensation Committee granted awards of restricted stock units to selected executive officers, including the executives named in the Summary Compensation Table, under the Company’s Incentive Stock Plan. One-third of the units vest on each anniversary of the grant date beginning with the second anniversary of the grant date. Units convert to unrestricted shares of stock on the date they vest, except that with respect to units granted in 2005 and later years, executive officers covered by Section 162(m) of the Internal Revenue Code may make an advance election to select the date as of which their vested units will be settled in stock. If such executive officer is covered by Section 162(m) on the selected conversion date, the resulting payment may not be fully deductible by the Company for federal income tax purposes. (See below for a more detailed discussion of Code Section 162(m).) In 2004, the Compensation Committee made a grant to Mr. Grubbs of 40,000 stock units.

      Retirement Benefits. In 2004, the Compensation Committee approved a new supplemental pension plan covering Messrs. Grubbs and Letham. The plan is described under the heading “Pension Plan Table” in this Proxy Statement.

      Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of executive compensation paid to the chief executive officer and the four other most highly compensated officers of a public company to $1,000,000 per year, but contains an exception for certain performance-based compensation. Base salary and retirement benefits do not by their nature qualify as performance-based compensation under Section 162(m). It is the policy of the Company to structure its incentive and equity-based compensation in a manner which will avoid the limitations imposed by Section 162(m) to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner. The Company’s grants of stock options under its stock option plans and awards under its Management Incentive Plan qualify as “performance-based compensation” under Section 162(m). Stock units granted under the Company’s Incentive Stock Plan generally are not considered performance-based, and may not be fully deductible if paid to an executive officer while he is subject to Section 162(m).

F. Philip Handy

Lord James Blyth
Thomas C. Theobald
Maggie Wilderotter

REPORT OF AUDIT COMMITTEE

      Pursuant to the Audit Committee Charter, the function of the Audit Committee is to oversee (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditors’ qualifications and independence, and (iv) the performance of the independent auditors and the Company’s internal audit function. While the Audit Committee has the duties and powers set forth in its Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

      In fulfilling our oversight responsibilities, we reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the disclosures in the financial statements.

      We reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, we discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1), and considered the compatibility of nonaudit services provided by the auditors to the Company with their independence.

      We discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee regularly meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also reviews proposed interim financial statements with management and the independent auditors. We held eight meetings during fiscal year 2004.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board of Directors has accepted that recommendation) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the Securities and Exchange Commission. The Committee selects, subject to shareholder ratification, the Company’s independent auditors.

Melvyn N. Klein

Robert L. Crandall
George Muñoz
Stuart Sloan

PERFORMANCE GRAPH

      Below is a graph comparing total shareholder return on the Company’s Common Stock over the last five years with a broad equity market index and a peer group index as required by the rules of the Securities and Exchange Commission.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

(PERFORMANCE GRAPH)

	ANIXTER INTL INC	Russell 2000 Index	PEER GROUP

1999	100.00	100.00	100.00
2000	104.83	96.97	90.13
2001	140.64	99.47	110.70
2002	112.70	79.09	83.17
2003	125.43	116.47	110.00
2004	174.43	137.82	131.01

      The Company’s Peer Group Index consists of the following companies: Agilysys Inc., Arrow Electronics Inc., Avnet Inc., Fastenal Company, W.W. Grainger Inc., Ingram Micro, Park Ohio Holdings Corp., Premier Farnell PLC, Richardson Electronics Ltd., and Tech Data Corp. This peer group was selected based on a review of publicly available information about these companies and the Company’s determination that they are engaged in distribution businesses similar to that of the Company.

SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of March 31, 2005, certain information with respect to the Common Stock that may be deemed to be beneficially owned (including options exercisable within 60 days) by each director or nominee for director of the Company, the officers named in the Summary Compensation Table and by all directors and officers as a group.

			Options
	Common		for Common		Percent
	Stock		Stock	Total	of Class

Name of Beneficial Owner(1)
Lord James Blyth	27,412	(2)	—	27,412	*
Robert L. Crandall	19,532	(3)	—	19,532	*
F. Philip Handy	78,942	(4)	10,530	89,472	*
Melvyn N. Klein	42,912	(5)	—	42,912	*
George Muñoz	2,708	(6)	—	2,708	*
Stuart Sloan	52,412	(2)	10,530	62,942	*
Thomas C. Theobald	53,317	(7)	—	53,317	*
Maggie Wilderotter	10,196	(8)	—	10,196	*
Matthew Zell	17,288	(9)	—	17,288	*
Samuel Zell	5,144,253	(10)	78,975	5,223,228	13.8%	(11)
Robert W. Grubbs	224,213	(12)	1,109,240	1,333,453	3.4%	(11)
Dennis J. Letham	109,715	(13)	409,176	518,891	1.4%	(11)
John A. Dul	17,742	(14)	27,905	45,647	*
Terrance A. Faber	15,556	(15)	11,162	26,718	*
Rodney A. Shoemaker	9,205	(16)	20,008	29,213	*
				—
All directors and executive officers as a group including the above named persons	5,834,108		1,720,008	7,554,116	19.2%	(11)

*	Percentage of shares beneficially owned does not exceed one percent of the class.

(1)	Unless otherwise indicated, each person included in the group has sole investment power and sole voting power with respect to the securities beneficially owned by such person.

(2)	Includes 27,412 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(3)	Includes 17,532 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(4)	Includes 11,244 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(5)	Includes 6,512 common stock units which convert to common stock on a 1 for 1 basis at the time determined when the stock units were granted and includes 4,000 shares held in trust for Mr. Klein’s minor children and of which Mr. Klein disclaims beneficial ownership.

(6)	Includes 677 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(7)	Includes 9,148 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(8)	Includes 10,196 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(9)	Includes 11,788 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(10)	The shares of Common Stock shown in this table include: 4,647,147 of such shares are owned Samstock/ SIT, L.L.C., which is held by trusts established for the benefit of Mr. Zell and his family (the “Zell Trusts”). 55,588 of such shares are owned by Samstock/ ZFT, L.L.C., whose sole member is ZFT Partnership, of which the general partners are the Zell Trusts. 55,587 shares are owned by

Samstock/ Alpha, L.L.C., whose sole member is Alphabet Partners, of which the general partners are the Zell Trusts. The trustee of the Zell Trusts is Chai Trust Company, L.L.C. (“Chai Trust”). Mr. Zell is not an officer or director of Chai Trust and does not have voting or dispositive power over such common shares; 285,000 of such shares are owned by Samstock/ SZRT, L.L.C., whose sole member is the Samuel Zell Revocable Trust. Mr. Zell is sole trustee and beneficiary of the Samuel Zell Revocable Trust; and 81,334 shares and 19,597 common stock units are owned directly by Mr. Zell. Common stock units convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted. (See “Security Ownership of Principal Stockholders” below).

(11)	All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

(12)	Includes 126,667 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(13)	Includes 58,000 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(14)	Includes 15,667 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(15)	Includes 14,333 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

(16)	Includes 8,500 common stock units which convert to Common Stock on a 1 for 1 basis at the time determined when the stock units were granted.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of March 31, 2005 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans.

	Number of Securities	Weighted-Average	Number of Securities
	to be Issued Upon	Exercise Price of	Remaining Available
	Exercise of Outstanding	Outstanding	for Future Issuance
	Options, Warrants,	Options, Warrants,	Under Equity
	and Rights	and Rights	Compensation Plans(4)

Equity compensation plans approved by security holders	4,167,985	$19.98 (3)	555,105
Equity compensation plans not approved by security holders:
2001 Mid-level stock option plan	311,930 (1)	$23.99	0
1998 Mid-level stock option plan	22,513 (2)	$16.56	0

Total	4,502,428	$20.29	555,105

(1)	Pursuant to this Plan, the Compensation Committee of the Board of Directors can approve the grant to mid-level employees of options to purchase up to 700,000 shares of the Company’s Common Stock (“Shares”). The exercise price of the option shall not be less than the fair market value of a corresponding number of Shares as of the date of grant, no person may be granted options to purchase more than 25,000 Shares, no options may be granted to any officer and no options may be granted after the 2001 annual meeting of the Company’s stockholders. Options granted vest annually in fourths beginning on the anniversary of the grant date.

(2)	Pursuant to this Plan, the Compensation Committee of the Board of Directors can approve the grant to mid-level employees of options to purchase up to 360,500 shares of the Company’s Common Stock (“Shares”). The exercise price of the option shall not be less than 85% of the fair market value of a corresponding number of Shares as of the date of grant, no person may be granted options to purchase more than 5,000 Shares and no options may be granted after December 31, 1998. Options granted vest annually in fourths beginning on the anniversary of the grant date.

(3)	Excludes from the weighted-average price (but not from the number of securities to be issued upon exercise of outstanding options, warrants and rights) 795,913 stock units that have been granted at no cost to the participant.

(4) Shares represented in this column are available under the 2001 Stock Incentive Plan.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

      The following table sets forth information as of March 31, 2005 with respect to each person who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

Title	Name and Address of	Amount and Nature of	Percent
of Class	Beneficial Owner	Beneficial Ownership	of Class

Common	Ariel Capital Management, Inc.	8,071,978(1)	21.4%
200 East Randolph Drive
Suite 2900
Chicago, Illinois 60601
Common	Samstock/SZRT, L.L.C.	285,000(2)	13.8% (3)
	Samstock/SIT, L.L.C.	4,647,147(2)
	Samstock/ZFT, L.L.C.	55,588(2)
	Samstock/Alpha, L.L.C.	55,587(2)
	Samuel Zell	179,906(2)
Two North Riverside Plaza
Chicago, Illinois 60606

(1)	According to a Schedule 13G, dated February 14, 2005, Ariel Capital Management, Inc. has sole power to vote 6,321,453 shares and sole power to dispose of 8,071,978 shares.

(2)	Samstock/SZRT, L.L.C. is a limited liability company whose sole member is the Samuel Zell Revocable Trust, of which Samuel Zell is the trustee and beneficiary. Samstock/ SIT, L.L.C. is a limited liability company whose sole member is the Sam Investment Trust, whose trustee is the Chai Trust Company, L.L.C., a limited liability company. The beneficiaries of the Sam Investment Trust are Samuel Zell and members of his family. Samstock/ZFT, L.L.C. is a limited liability company whose sole member is ZFT Partnership, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family. Samstock/Alpha, L.L.C. is a limited liability company whose sole member is Alphabet Partners, an Illinois general partnership, whose sole partners are various trusts for the benefit of Samuel Zell and members of his family. The amounts shown include 19,597 common stock units and 78,975 shares obtainable within 60 days of the date of this table by the exercise of options by Samuel Zell.

(3)	All options exercisable within 60 days of the date of this table which may be deemed to be beneficially owned by the person or persons for whom the calculation is being made are deemed to have been exercised for the purpose of calculating this percentage.

INDEPENDENT AUDITORS AND THEIR FEES

      The Audit Committee has selected Ernst & Young LLP for reappointment as independent auditors of the Company for 2005. Ernst & Young LLP (and predecessor firm) have audited the Company’s financial statements since 1980. Representatives of Ernst & Young LLP, who are expected to be present at the meeting, will be given an opportunity to make a statement if they so desire and to respond to appropriate questions asked by stockholders.

Audit Fees

      Fees for audit services totaled approximately $2,986,100 in 2004 and approximately $1,369,000 in 2003, including fees associated with the annual audit, reviews of the Company’s quarterly reports on Form 10-Q, other SEC filings, and statutory audits of foreign subsidiaries. Fees in 2004 also include fees associated with the audit of management’s assessment and Report on Internal Control Over Financial Reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

      Fees for audit-related services totaled approximately $59,300 in 2004 and approximately $72,000 in 2003. Audit-related services generally include pension plan audits.

Tax Fees

      Fees for tax services, including tax compliance, tax advice and tax planning (including expatriate tax services), totaled approximately $513,000 in 2004 and approximately $209,000 in 2003.

All Other Fees

      There were no fees for other services in 2004. Fees for miscellaneous advisory services not included above totalled approximately $7,000 in 2003.

Pre-Approval Policies and Procedures

      The Audit Committee’s current practice is to consider for pre-approval annually all audit and non-audit services (including tax services) proposed to be provided by the independent auditors each year. The pre-approval policy is set forth in an Audit Committee position statement. In setting forth pre-approved services in its position statement, the Audit Committee details the particular services that may be provided and the policy reason why it is logical to use Ernst & Young, as opposed to another service provider for such services. Additional services may be provided without additional approval of the Audit Committee, so long as such services are pre-approved in the Audit Committee position statement, and the fees associated with such services do not exceed limits approved by the Audit Committee. Should the need arise to consider engaging Ernst & Young to provide non-audit services beyond the scope of what is outlined in the position statement or in an amount in excess of the amounts pre-approved by the Audit Committee, management shall bring such proposals to the Audit Committee Chairman for consideration. The Audit Committee Chairman shall have the authority to either act on behalf of the Audit Committee or to call a special meeting of the Audit Committee to consider any such proposal. In the event that the Audit Committee Chairman acts on behalf of the Audit Committee and pre-approves such service, the decision shall be reported at the next meeting of the full Audit Committee. In considering whether to approve non-audit services, the Audit Committee considers whether the provision of such services by Ernst & Young is compatible with the maintenance of that firm’s independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Based solely upon its review of the Forms 3, 4 and 5 furnished to the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company believes that all of its directors, officers and beneficial owners of more than 10% of its common stock filed all such reports on a timely basis during 2004.

STOCKHOLDER PROPOSALS

      Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders must be received by the Company at its principal offices by December 13, 2005 in order to be considered for inclusion in the Company’s Proxy Statement and Proxy relating to the 2006 Annual Meeting of Stockholders. In order for other business to be considered at the 2006 Annual Meeting of Stockholders, it must be received by the Company on or before April 3, 2006.

CONCLUSION

      The Board of Directors knows of no other matters to be presented for stockholder action at the meeting. However, if other matters do properly come before the meeting, it is intended that the persons named in the proxies will vote upon them in accordance with their best judgment.

April 7, 2005

By Order of the Board of Directors

JOHN A. DUL, Secretary

ELECTRONIC ACCESS TO FUTURE DOCUMENTS
NOW AVAILABLE

Anixter International Inc. (the “Company”) provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company’s printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company or the Company’s transfer agent, National City Bank, Cleveland, OH, that you wish to resume mail delivery of the annual reports and proxy statements. Even though you give your consent, you still have the right at any time to request copies of these documents.
To give your consent, mark the box located on the attached card below.

ê Please fold and detach card at perforation before mailing. ê

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. Unless otherwise specified, this proxy will be voted FOR the election of all nominees and FOR proposal 2.

1.	Election of the following nominees as directors:
	☐	FOR all nominees		☐	WITHHOLD AUTHORITY
	(except as marked to the contrary below).			to vote for all nominees listed below.

	Nominees:	Lord James Blyth	Robert L. Crandall	Robert W. Grubbs Jr.	F. Philip Handy	Melvyn N. Klein
		George Muñoz	Stuart M. Sloan	Thomas C. Theobald	Matthew Zell	Samuel Zell

(INSTRUCTIONS: Write the name of the nominee(s) from whom you are withholding your vote in this space.)

The Board of Directors Recommends a Vote FOR the Ratification of Ernst & Young LLP as the Company’s Independent Auditors for fiscal 2005.

2.	Ratification of Ernst & Young LLP as Independent Auditors.
	☐	FOR	☐	AGAINST	☐	ABSTAIN

3. In their discretion, such other matters as properly may come before the meeting or at any adjournment(s) thereof.
☐	Please Check Box if you intend to be present at meeting.
☐	By checking this box, I consent to access future annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be disclosed to me.
(Please sign and date the proxy card on the reverse side.)

c/o National City Bank
Corporate Trust Operations
Locator 5352
P.O. Box 92301
Cleveland, OH 44101-4301

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

ê Please fold and detach card at perforation before mailing. ê

ANIXTER INTERNATIONAL INC. Proxy Solicited by and On Behalf of the Board of Directors

The undersigned hereby appoints John A. Dul, Dennis J. Letham and Robert W. Grubbs and each of them (with full power of substitution in each) proxies of the undersigned to vote at the Annual Meeting of Stockholders of Anixter International Inc. to be held at 9:00 A.M., Central time, May 19, 2005, at 2301 Patriot Boulevard, Glenview, Illinois, and at any adjournment thereof, all of the shares of Common Stock of Anixter International Inc. in the name of the undersigned on the record date.

Dated:	, 2005

Signature

(Signature if held jointly))

IMPORTANT: Please date this proxy and sign exactly as your name appears hereon. If stock is held jointly, both holders should sign. Executors, administrators, trustees, guardians and others signing in a representative capacity should give full title.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.